UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

      Date of Report (Date of Earliest Event Reported): November 10, 2004

                               HOUSERAISING, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

                                 North Carolina
                                 --------------
                 (State or Other Jurisdiction of Incorporation)

                                    000-50701
                                    ---------
                            (Commission File Number)

                                   56-2253025
                                   ----------
                      (I.R.S. Employer Identification No.)

                  4801 East Independence Boulevard, Suite 201
                        Charlotte, North Carolina 28212
              -----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (704) 532-2121
                                ---------------
              (Registrant's Telephone Number, Including Area Code)

                          TECHNOLOGY CONNECTIONS, INC.
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)


     This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the "Registrant"), in connection with the matters described herein.

Item  1.01  Entry  into  a  Material  Definitive  Agreement,  and

On February 19, 2004, HouseRaising, Inc., a Delaware corporation ("HouseRaising"), Technology Connections, Inc., a North Carolina corporation ("Technology Connections"), and the shareholders of HouseRaising (the "HouseRaising Stockholders"), executed an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which HouseRaising agreed to merge with and into the Technology Connections (the "Merger"), with the HouseRaising Stockholders receiving in the aggregate 27,288,732 shares of common stock and 1,000,000 shares of Class A Convertible Preferred Stock of Technology Connections in exchange for their shares of HouseRaising. In addition, pursuant to the Merger Agreement, Technology Connections agreed to change its corporate name from "Technology Connections, Inc." to "HouseRaising, Inc." prior to the closing.

     As a result of the Merger, the Registrant (f/k/a Technology Connections) acquired as a matter of law all of the assets of, and assumed all of the liabilities of, HouseRaising, including the assets and liabilities of HouseRaisingUSA, Inc., a predecessor corporation which was organized in Delaware and which changed its name to "HouseRaising, Inc." prior to the consummation of the Merger ("HouseRaisingUSA"). The purpose of filing this Current Report on Form 8-K is for the Registrant to disclose that it recently negotiated and concluded a debt-for-equity restructuring of $496,600 of principal amount of outstanding indebtedness of HouseRaisingUSA with eight creditors, as set forth in eight separate agreements, which are summarized as follows:


HRUSA  Creditor        Date  (2004)       No. Restricted  Shares  Issued
--------------------   -----------      ----------------------------------

Dennis  Griggs         October   5                20,000

Dave  Whittlinger      October  26               350,000(1)

Ronald  Kahle,  Jr.    October  15               120,000(2)

Craig  Schrimmoeller   October  16               420,000(3)

Robert  Brashear       October  19               150,000(4)

Mike  Averesch         October  15               200,000(5)

Jack  Wladyka          November  3               620,000(6)

Raju  Dorwani          October  23               100,000
--------------------   -----------      ----------------------------------
                                        Total: 1,980,000 restricted shares

_______________________

(1) Mr. Whittlinger also received a non-interest bearing promissory note of the Registrant in the amount of $91,500.00, payable on the earlier of (a) the date on which the Registrant receives funding in an amount of $2.5 million or (b) no later than six months from the date of the note.

(2) Mr. Kahle also received a non-interest bearing promissory note of the Registrant in the amount of $30,000.00, payable on the earlier of (a) the date on which the Registrant receives funding in an amount of $2.5 million or (b) no later than six months from the date of the note.

(3) Mr. Schrimmoeller also received a non-interest bearing promissory note of the Registrant in the amount of $105,000.00, payable on the earlier of (a) the date on which the Registrant receives funding in an amount of $2.5 million or (b) no later than six months from the date of the note.

(4) Mr. Brashear also received a non-interest bearing promissory note of the Registrant in the amount of $37,500.00, payable on the earlier of (a) the date on which the Registrant receives funding in an amount of $2.5 million or (b) no later than six months from the date of the note.

(5) Mr. Averesch also received a non-interest bearing promissory note of the Registrant in the amount of $50,000.00, payable on the earlier of (a) the date on which the Registrant receives funding in an amount of $2.5 million or (b) no later than six months from the date of the note.

(6) Mr. Wladyka also received a non-interest bearing promissory note of the Registrant in the amount of $155,000.00, payable on the earlier of (a) the date on which the Registrant receives funding in an amount of $2.5 million or (b) no later than six months from the date of the note.

     The total amount of the non-interest bearing promissory notes of the Registrant issued in the restructuring amounts to $469,000.00. They are due and payable on the earlier of (a) the date on which the Registrant receives funding in an amount of $2.5 million or (b) no later than six months from the date of the note.

     The Registrant has agreed to issue the shares listed above, but certificates for such shares have not been physically delivered to the creditors pursuant to the terms of the agreements to date. In addition, the Registrant has agreed to promptly register such 1,980,000 restricted shares of common stock on a registration statement on Form SB-2 and pursue an at the market secondary offering of the shares. The Registrant reports that it had 32,017,262 shares of common stock outstanding as of November 4, 2004.

     The Board of Directors of the Registrant believes that the debt-for-equity restructuring described herein is in the best interests of the Registrant and its shareholders, and the decision to consummate the restructuring was only made after careful deliberation and the exercise of the informed business judgment of the Board of Directors. Any questions concerning the debt-for-equity restructuring should be directed to HouseRaising, Inc., Attn: Robert V. McLemore, President,
4801  East  Independence  Boulevard, Suite 201, Charlotte, North Carolina 28212.
Telephone:  (704)  532-2121.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



HOUSERAISING,  INC.



By:    /s/  Robert  V.  McLemore
       -------------------------
       Robert  V.  McLemore
       President

Date:  November  10,  2004